VOTING TRUST AGREEMENT


                   THIS VOTING TRUST AGREEMENT, dated as of October 15,

         1996, by and among CSX Corporation, a Virginia corporation

         ("Parent"), Green Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of Parent ("Acquiror"), and De-

         posit Guaranty National Bank, a national banking association

         (the "Trustee"),


                               W I T N E S S E T H:


                   WHEREAS, Parent, Acquiror and Conrail Inc., a Penn-

         sylvania corporation (the "Company"), have entered into an

         Agreement and Plan of Merger, dated as of October 14, 1996 (as it may be amended from time to time, the "Merger Agreement";

         capitalized terms used but not defined herein shall have the meanings set forth therein), pursuant to which (i) Acquiror shall commence the Offer (and in certain circumstances a Second

         Offer) (collectively, the "Tender Offer") for shares of Common

         Stock of the Company (all such shares accepted for payment pur-

         suant to the Tender Offer or otherwise received, acquired or purchased by or on behalf of Parent or Acquiror, including pur-

         suant to the Option Agreement, the "Acquired Shares"), and (ii)

         the Company will merge with Acquiror pursuant to the Merger;


                   WHEREAS, Parent, Acquiror and the Company have en-

         tered into a Stock Option Agreement, dated as of October 14,

         1996 (as it may be amended from time to time, the "Option

         Agreement") providing Parent and Acquiror the option to pur-

         chase 15,955,477 shares of common stock of the Company;


                   WHEREAS, Parent and Acquiror wish (and are obligated

         pursuant to the Merger Agreement and the Option Agreement),

         simultaneously with the acceptance for payment of such Acquired

         Shares pursuant to the Tender Offer, the Option Agreement or otherwise to deposit such Shares of Common Stock in an indepen-

         dent, irrevocable voting trust, pursuant to the rules of the

         Surface Transportation Board (the "STB"), in order to avoid any allegation or assertion that the Parent or the Acquiror is con-

         trolling or has the power to control the Company prior to the receipt of any required STB approval or exemption;


                   WHEREAS, neither the Trustee nor any of its affili-

         ates has any officers or board members in common or any direct or indirect business arrangements or dealings (as described in

         Paragraph 9 hereof) with the Parent or the Acquiror or any of their affiliates; and


                   WHEREAS, the Trustee is willing to act as voting

         trustee pursuant to the terms of this Trust Agreement and the rules of the STB,


                   NOW THEREFORE, the parties hereto agree as follows:


                   1.  Creation of Trust -- The Parent and the Acquiror

         hereby appoint Deposit Guaranty National Bank as Trustee here-

         under, and Deposit Guaranty National Bank hereby accepts said appointment and agrees to act as Trustee under this Trust

         Agreement as provided herein.


                   2.  Trust is Irrevocable -- This Trust Agreement and

         the nomination of the Trustee during the term of the trust shall be irrevocable by the Parent and the Acquiror and their affiliates and shall terminate only in accordance with, and to the extent of, the provisions of Paragraphs 8 and 14 hereof.


                   3.  Deposit of Trust Stock -- The Parent and the Ac-

         quiror agree that, prior to acceptance of Acquired Shares pur-

         chased pursuant to the Tender Offer, the Acquiror will direct the depositary for the Tender Offer to transfer to the Trustee any such Acquired Shares purchased pursuant to the Tender

         Offer.  The Parent and the Acquiror also agree that simulta-

         neously with receipt, acquisition or purchase of any additional shares of Common Stock by either of them, directly or indi-

         rectly, or by any of their affiliates, including, without limi-

         tation, upon any exercise of the option provided for in the

         Option Agreement, they will transfer to the Trustee the cer-

         tificate or certificates for such shares.  All such certifi-

         cates shall be duly endorsed or accompanied by proper instru-

         ments duly executed for transfer thereof to the Trustee or otherwise validly and properly transferred, and shall be ex-

         changed for one or more Voting Trust Certificates substantially in the form attached hereto as Exhibit A (the "Trust Certifi-

         cates"), with the blanks therein appropriately filled in. All shares of Common Stock at any time delivered to the Trustee hereunder are called the "Trust Stock."  The Trustee shall pre-

         sent to the Company all certificates representing Trust Stock for surrender and cancellation and for the issuance and deliv-

         ery to the Trustee of new certificates registered in the name of the Trustee or its nominee.


                   4.  Powers of Trustee -- The Trustee shall be pres-

         ent, in person or represented by proxy, at all annual and spe-

         cial meetings of shareholders of the Company so that all Trust

         Stock may be counted for the purposes of determining the pres-

         ence of a quorum at such meetings.  Parent and Acquiror agree,

         and the Trustee acknowledges, that the Trustee shall not par-

         ticipate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof.  The Trustee shall exer-

         cise all voting rights in respect of the Trust Stock to approve and effect the Merger, and in favor of any proposal or action necessary or desirable to effect, or consistent with the effec-

         tuation of, the Parent and Acquiror's acquisition of the Com-

         pany, pursuant to the Merger Agreement, and without limiting the generality of the foregoing, if there shall be with respect to the Board of Directors of the Company an "Election Contest"

         as defined in the Proxy Rules of the Securities and Exchange

         Commission, in which one slate of nominees shall support the effectuation of the Merger and another slate oppose it, then the Trustee shall vote in favor of the slate supporting the effectuation of the Merger. In addition, for so long as the

         Merger Agreement is in effect, the Trustee shall exercise all voting rights in respect of the Trust Stock, to cause any other proposed merger, business combination or similar transaction

         (including, without limitation, any consolidation, sale or pur-

         chase of assets, reorganization, recapitalization, liquidation or winding up of or by the Company) involving the Company, but not involving the Parent or one of its subsidiaries or affili-

         ates (otherwise than in connection with a disposition pursuant to Paragraph 8), not to be effected.  In addition, the Trustee shall exercise all voting rights in respect of the Trust Stock in favor of any proposal or action necessary or desirable to dispose of Trust Stock in accordance with Paragraph 8 hereof.

         Except as provided in the three immediately preceding sen-

         tences, the Trustee shall vote all shares of Trust Stock with respect to all matters, including without limitation the elec-

         tion or removal of directors, voted on by the shareholders of the Company (whether at a regular or special meeting or pursu-

         ant to a unanimous written consent) in the same proportion as all shares of Common Stock (other than Trust Stock) are voted with respect to such matters.  In exercising its voting rights in accordance with this Paragraph 4, the Trustee shall take such actions at all annual, special or other meetings of stock-

         holders of the Company or in connection with any and all con-

         sents of shareholders in lieu of a meeting.

                   5.  Further Provisions Concerning Voting of Trust

         Stock -- The Trustee shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Trust

         Stock either in person or by proxy, as herein provided (includ-

         ing without limitation Paragraphs 4 and 8(b) hereof), unless otherwise directed by the STB or a court of competent jurisdic-

         tion.  Subject to Paragraph 4, the Trustee shall not exercise the voting powers of the Trust Stock in any way so as to create any dependence or intercorporate relationship between (i) any or all of the Parent, the Acquiror and their affiliates, on the one hand, and (ii) the Company or its affiliates, on the other hand.  The term "affiliate" or "affiliates" wherever used in this Trust Agreement shall have the meaning specified in

         Section 11323(c) of Title 49 of the United States Code, as

         amended.  The Trustee shall not, without the prior approval of the STB, vote the Trust Stock to elect any officer, director,

         nominee or representative of the Parent, the Acquiror or their affiliates as an officer or director of the Company or of any affiliate of the Company.  The Trustee shall be kept informed respecting the business operations of the Company by means of the financial statements and other public disclosure documents periodically filed by the Company and affiliates of the Company with the Securities and Exchange Commission (the "SEC") and the

         STB, and by means of information respecting the Company

         contained in such statements and other documents filed by the

         Parent with the SEC and the STB, copies of which shall be promptly furnished to the Trustee by the Company or the Parent,

         as the case may be, and the Trustee shall be fully protected in relying upon such information.  Notwithstanding the foregoing provisions of this Paragraph 5 or any other provision of this

         Agreement, however, the registered holder of any Trust

         Certificate may at any time with the prior written approval of the Company -- but only with the prior written approval of the

         STB -- instruct the Trustee in writing to vote the Trust Stock represented by such Trust Certificate in any manner, in which case the Trustee shall vote such shares in accordance with such instructions.


                   6.  Transfer of Trust Certificates -- The Trust Cer-

         tificates shall be transferable only with the prior written consent of the Company.  They may be transferred on the books of the Trustee by the registered holder upon the surrender thereof properly assigned, in accordance with rules from time to time established for that purpose by the Trustee.  Until so transferred, the Trustee may treat the registered holder as owner for all purposes.  Each transferee of a Trust Certificate issued hereunder shall, by his acceptance thereof, assent to and become a party to this Trust Agreement, and shall assume all attendant rights and obligations.  Any such transfer in violation of this Paragraph 6 shall be null and void.


                   7.  Dividends and Distributions -- Pending the termi-

         nation of this Trust as hereinafter provided, the Trustee shall, immediately following the receipt of each cash dividend or cash distribution as may be declared and paid upon the Trust

         Stock, pay the same over to or as directed by the Acquiror or to or as directed by the holder of Trust Certificates hereunder as then appearing on the books of the Trustee.  The Trustee shall receive and hold dividends and distributions other than cash upon the same terms and conditions as the Trust Stock and shall issue Trust Certificates representing any new or addi-

         tional securities that may be paid as dividends or otherwise distributed upon the Trust Stock to the registered holders of

         Trust Certificates in proportion to their respective interests.


                   8.  Disposition of Trust Stock; Termination of Trust

         -- (a)  This Trust is accepted by the Trustee subject to the right hereby reserved in the Parent at any time to direct the sale or other disposition of the whole or any part of the Trust

         Stock, but only as permitted by subparagraph (e) below, whether or not an event described in subparagraph (b) below has oc-

         curred.  The Trustee shall take all actions reasonably re-

         quested by the Parent (including, without limitation, exercis-

         ing all voting rights in respect of Trust Stock) in favor of any proposal or action necessary or desirable to effect, or consistent with the effectuation of or with respect to any pro-

         posed sale or other disposition of the whole or any part of the

         Trust Stock by the Acquiror or Parent that is otherwise permit-

         ted pursuant to this Paragraph 8, including, without limita-

         tion, in connection with the exercise by Parent of its regis-

         tration rights under the Merger Agreement.  The Trustee shall be entitled to rely on a certification from the Parent, signed by its President or one of its Vice Presidents and under its corporate seal that a disposition of the whole or any part of the Trust Stock is being made in accordance with the require-

         ments of subparagraph (e) below.  In the event of a permitted sale of Trust Stock by the Acquiror, the Trustee shall, to the extent the consideration therefor is payable to or controllable by the Trustee, promptly pay, or cause to be paid, upon the order of the Acquiror the net proceeds of such sale to the reg-

         istered holders of the Trust Certificates in proportion to their respective interests.  It is the intention of this Para-

         graph that no violation of 49 U.S.C. Section 11323 will result from a termination of this Trust.


                   (b)  In each case under this subparagraph (b), with

         the prior written consent of the Company, in the event the STB by final order shall (i) approve or exempt the acquisition of control of the Company by the Acquiror, the Parent or any of their affiliates or (ii) approve or exempt a merger between the

         Company and the Acquiror, the Parent or any of their affili-

         ates, then immediately upon the direction of the Parent and the delivery of a certified copy of such order of the STB or other governmental authority with respect thereof, or, in the event that Subtitle IV of Title 49 of the United States Code, or other controlling law, is amended to allow the Acquiror, the

         Parent or their affiliates to acquire control of the Company without obtaining STB or other governmental approval, upon delivery of an opinion of independent counsel selected by the

         Trustee that no order of the STB or other governmental author-

         ity is required, the Trustee shall either (x) transfer to or upon the order of the Acquiror, the Parent or the holder or holders of Trust Certificates hereunder as then appearing on the records of the Trustee, its right, title and interest in and to all of the Trust Stock then held by it (or such portion as is represented by the Trust Certificates in the case of such an order by such holders) in accordance with the terms, condi-

         tions and agreements of this Trust Agreement and not thereto-

         fore transferred by it as provided in subparagraph (a) hereof,

         or (y) if shareholder approval has not previously been ob-

         tained, vote the Trust Stock with respect to any such merger between the Company and the Acquiror, the Parent or any affili-

         ate of either as directed by the holder or holders of a major-

         ity in interest of the Trust Certificates, and upon any such merger this Trust shall cease and come to an end.


                   (c) (i)  Upon consummation of the Merger, the Trust

         Stock shall be canceled and retired and shall cease to exist in accordance with Section 2.1(c) of the Merger Agreement, and thereafter this Trust shall cease and come to an end.

                   (ii)  In the event that the Merger Agreement termi-

         nates in accordance with its terms, Parent shall use its best efforts to sell the Trust Stock during a period of two years after such termination or such extension of that period as the

         STB shall approve and the Company shall reasonably approve.

         Any such disposition shall be subject to the requirements of subparagraph (e) below, and to any jurisdiction of the STB to oversee Parent's divestiture of Trust Stock.  At all times, the

         Trustee shall continue to perform its duties under this Trust

         Agreement and, should Parent be unsuccessful in its efforts to sell or distribute the Trust Stock during the period referred to, the Trustee shall then as soon as practicable, and subject to the requirements of subparagraph (e) below, sell the Trust

         Stock for cash to eligible purchasers in such manner and for such price as the Trustee in its discretion shall deem reason-

         able after consultation with Parent.  (An "eligible purchaser"

         hereunder shall be a person or entity that is not affiliated with Parent and which has all necessary regulatory authority,

         if any, to purchase the Trust Stock.)  Parent agrees to cooper-

         ate with the Trustee in effecting such disposition and the

         Trustee agrees to act in accordance with any direction made by

         Parent as to any specific terms or method of disposition, to the extent not inconsistent with any of the terms of this Trust

         Agreement, including subparagraph (e) below, and with the re-

         quirements of the terms of any STB or court order.  The pro-

         ceeds of the sale shall be distributed to or upon the order of

         Parent or, on a pro rata basis, to the holder or holders of the

         Trust Certificates hereunder as then known to the Trustee.  The

         Trustee may, in its reasonable discretion, require the sur-

         render to it of the Trust Certificates hereunder before paying to the holder his share of the proceeds.  Upon disposition of all the Trust Stock pursuant to this paragraph 8(c)(ii), this

         Trust shall cease and come to an end.


                   (d)  Unless sooner terminated pursuant to any other

         provision herein contained, this Trust Agreement shall termi-

         nate on December 31, 2016, and may be extended by the parties hereto, so long as no violation of 49 U.S.C. Section 11323 will result from such termination or extension.  All Trust Stock and any other property held by the Trustee hereunder upon such ter-

         mination shall be distributed to or upon the order of the Ac-

         quiror.  The Trustee may, in its reasonable discretion, require the surrender to it of the Trust Certificates hereunder before the release or transfer of the stock interests evidenced

         thereby.


                   (e)  No disposition of Trust Stock under this para-

         graph 8 or otherwise hereunder shall be made except pursuant to one or more broadly distributed public offerings and subject to all necessary regulatory approvals, if any.  Notwithstanding the foregoing, Trust Stock may be distributed as otherwise di-

         rected by Parent, with the prior written consent of the Com-

         pany, in which case the Trustee shall be entitled to rely on a certificate of Parent (acknowledged by the Company) that such person or entity to whom the Trust Stock is disposed is not an affiliate of the Parent and has all necessary regulatory au-

         thority, if any is necessary, to purchase such Trust Stock.

         The Trustee shall promptly inform the STB of any transfer or disposition of Trust Stock pursuant to this Paragraph 8.


                   (f)  Except as expressly provided in this Paragraph

         8, the Trustee shall not dispose of, or in any way encumber,

         the Trust Stock, and any transfer, sale or encumbrance in vio-

         lation of the foregoing shall be null and void.


                   9.  Independence of the Trustee -- Neither the

         Trustee nor any affiliate of the Trustee may have (i) any of-

         ficers, or members of their respective boards of directors, in common with the Acquiror, the Parent, or any affiliate of ei-

         ther, or (ii) any direct or indirect business arrangements or dealings, financial or otherwise, with the Acquiror, the Parent or any affiliate of either, other than dealings pertaining to the establishment and carrying out of this voting trust.  Mere investment in the stock or securities of the Acquiror or the

         Parent or any affiliate of either by the Trustee, short of ob-

         taining a controlling interest, will not be considered a pro-

         scribed business arrangement or dealing, but in no event shall any such investment by the Trustee in voting securities of the

         Acquiror, the Parent or their affiliates exceed five percent of their outstanding voting securities and in no event shall the

         Trustee hold a proportion of such voting securities so substan-

         tial as to permit the Trustee in any way to control or direct the affairs of the Acquiror, the Parent or their affiliates.

         Neither the Acquiror, the Parent nor their affiliates shall purchase the stock or securities of the Trustee or any affili-

         ate of the Trustee.


                   10.  Compensation of the Trustee -- The Trustee shall

         be entitled to receive reasonable and customary compensation for all services rendered by it as Trustee under the terms hereof and said compensation to the Trustee, together with all counsel fees, taxes, or other expenses reasonably incurred hereunder, shall be promptly paid by the Acquiror or the Par-

         ent.


                   11.  Trustee May Act Through Agents -- The Trustee

         may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Trustee.


                   12.  Concerning the Responsibilities and Indemnifica-

         tion of the Trustee -- The Trustee shall not be liable for any mistakes of fact or law or any error of judgment, or for any act or omission, except as a result of the Trustee's willful misconduct or gross negligence.  The Trustee shall not be an-

         swerable for the default or misconduct of any agent or attorney appointed by it in pursuance hereof if such agent or attorney has been selected with reasonable care. The duties and respon-

         sibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement.  The Trustee shall not be responsible for the sufficiency or the accuracy of the form,

         execution, validity or genuineness of the Trust Stock, or of any documents relating thereto, or for any lack of endorsement thereon, or for any description therein, nor shall the Trustee be responsible or liable in any respect on account of the iden-

         tity, authority or rights of the persons executing or deliver-

         ing or purporting to execute or deliver any such Trust Stock or document or endorsement or this Trust Agreement, except for the execution and delivery of this Trust Agreement by this Trustee.

         The Acquiror and the Parent agree that they will at all times protect, indemnify and save harmless the Trustee, its direc-

         tors, officers, employees and agents from any loss, cost or expense of any kind or character whatsoever in connection with this Trust except those, if any, growing out of the gross neg-

         ligence or willful misconduct of the Trustee, and will at all times themselves undertake, assume full responsibility for, and pay all costs and expense of any suit or litigation of any character, including any proceedings before the STB, with re-

         spect to the Trust Stock of this Trust Agreement, and if the

         Trustee shall be made a party thereto, the Acquiror or the Par-

         ent will pay all costs and expenses, including reasonable coun-

         sel fees, to which the Trustee may be subject by reason

         thereof; provided, however, that the Acquiror and the Parent shall not be responsible for the cost and expense of any suit that the Trustee shall settle without first obtaining the

         Parent's written consent.  The Trustee may consult with counsel and the opinion of such counsel shall be full and complete au-

         thorization and protection in respect of any action taken or omitted or suffered by the Trustee hereunder in good faith and in accordance with such opinion.


                   13.  Trustee to Give Account to Holders -- To the

         extent requested to do so by the Acquiror or any registered holder of a Trust Certificate, the Trustee shall furnish to the party making such request full information with respect to (i)

         all property theretofore delivered to it as Trustee, (ii) all property then held by it as Trustee, and (iii) all actions theretofore taken by it as Trustee.


                   14.  Resignation, Succession, Disqualifications of

         Trustee -- The Trustee, or any trustee hereafter appointed, may at any time resign by giving forty-five days' written notice of resignation to the Parent and the STB.  The Parent shall at least fifteen days prior to the effective date of such notice appoint a successor trustee which shall (i) satisfy the re-

         quirements of Paragraph 9 hereof and (ii) be a corporation or-

         ganized and doing business under the laws of the United States or of any State thereof and authorized under such laws to exer-

         cise corporate trust powers, having a combined capital and sur-

         plus of at last $50,000,000 and subject to supervision or ex-

         amination by federal or state authority.  If no successor

         trustee shall have been appointed and shall have accepted ap-

         pointment at least fifteen days prior to the effective date of such notice of resignation, the resigning Trustee may petition any competent authority or court of competent jurisdiction for the appointment of a successor trustee.  Upon written assump-

         tion by the successor trustee of the Trustee's powers and

         duties hereunder, a copy of the instrument of assumption shall be delivered by the Trustee to the Parent and the STB and all registered holders of Trust Certificates shall be notified of its assumption, whereupon the Trustee shall be discharged of the powers and duties of the Trustee hereunder and the succes-

         sor trustee shall become vested with such powers and duties.

         In the event of any material violation by the Trustee of the terms and conditions of this Trust Agreement, the Trustee shall become disqualified from acting as trustee hereunder as soon as a successor trustee shall have been selected in the manner pro-

         vided by this paragraph.


                   15.  Amendment -- Subject to the requirements of Sec-

         tion 1.9 of the Merger Agreement, this Trust Agreement may from time to time be modified or amended by agreement executed by the Trustee, the Acquiror (if executed prior to the Merger),

         the Parent and all registered holders of the Trust Certificates

         (i) pursuant to an order of the STB, (ii) with the prior ap-

         proval of the STB, (iii) in order to comply with any order of the STB or (iv) upon receipt of an opinion of counsel satisfac-

         tory to the Trustee and the holders of Trust Certificates that an order of the STB approving such modification or amendment is not required and that the amendment is consistent with the

         STB's regulations regarding voting trusts.


                   16.  Governing Law; Powers of the STB -- The provi-

         sions of this Trust Agreement and of the rights and obligations of the parties hereunder shall be governed by the laws of the

         State of Pennsylvania, except that to the extent any provision hereof may be found inconsistent with subtitle IV, title 49,

         United States Code or regulations promulgated thereunder, such statute and regulations shall control and such provision hereof shall be given effect only to the extent permitted by such statute and regulations.  In the event that the STB shall, at any time hereafter by final order, find that compliance with law requires any other or different action by the Trustee than is provided herein, the Trustee shall act in accordance with such final order instead of the provisions of this Trust Agree-

         ment.


                   17.  Counterparts -- This Trust Agreement is executed

         in four counterparts, each of which shall constitute an origi-

         nal, and one of which shall be held by each of the Parent and the Acquiror and the other two shall be held by the Trustee, one of which shall be subject to inspection by holders of Trust

         Certificates on reasonable notice during business hours.


                   18.  Filing With the STB -- A copy of this Agreement

         and any amendments or modifications thereto shall be filed with the STB by the Acquiror.


                   19.  Successors and Assigns -- This Trust Agreement

         shall be binding upon the successors and assigns to the parties hereto, including without limitation successors to the Acquiror and the Parent by merger, consolidation or otherwise.  The par-

         ties agree that the Company shall be an express third party beneficiary of this Trust Agreement.  Except as otherwise ex-

         pressly set forth herein, any consent required from the Company hereunder shall be granted or withheld in the Company's sole discretion.


                   20.  Succession of Functions -- The term "STB" in-

         cludes any successor agency or governmental department that is authorized to carry out the responsibilities now carried out by the STB with respect to the consideration of the consistency with the public interest of rail mergers and combinations, the regulation of voting trusts in respect of the acquisition of securities of rail carriers or companies controlling them, and the exemption of approved rail mergers and combinations from the antitrust laws.

                   21.  Notices -- Any notice which any party hereto may

         give to the other hereunder shall be in writing and shall be given by hand delivery, or by first class registered mail, or by overnight courier service, or by facsimile transmission con-

         fined by one of the aforesaid methods, sent,

                   If to Purchaser or Acquiror, to:

                   CSX Corporation
                   One James Center
                   901 East Cary Street
                   Richmond, Virginia  23219

                   Attention:  General Counsel

                   If to the Trustee, to:

                   Deposit Guaranty National
                   One Deposit Guaranty Plaza,
                   8th Floor
                   Jackson, Mississippi  39201

                   Attention:  Corporate Trust Department

         With a required copy to:

                   Deposit Guaranty National Bank
                   c/o Commercial National Bank in Shreveport
                   333 Texas Street
                   Shreveport, LA  71101

                   Attention:  Corporate Trust Department


         And if to the holders of Trust Certificates, to them at their addresses as shown on the records maintained by the Trustee.


                   22.  Remedies -- Each of the parties hereto acknowl-

         edges and agrees that in the event of any breach of this Agree-

         ment, each non-breaching party would be irreparably and immedi-

         ately harmed and could not be made whole by monetary damages.

         It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addi-

         tion to any other remedy to which they may be entitled at law or in equity, to an order compelling specific performance of this Agreement in any action instituted in any state or federal court sitting in Philadelphia, Pennsylvania.  Each party hereto consents to personal jurisdiction in any such action brought in any state or federal court sitting in Philadelphia, Pennsylva-

         nia.


                   IN WITNESS WHEREOF, CSX Corporation and Green Acqui-

         sition Corp. have caused this Trust Agreement to be executed by their authorized officers and their corporate seals to be af-

         fixed, attested by their Secretaries or Assistant Secretaries,

         and Deposit Guaranty National Bank has caused this Trust Agree-

         ment to be executed by its authorized officer or agent and its corporate seat to be affixed, attested to by its Secretary or one of its Assistant Secretaries or other authorized agent, all as of the day and year first above written.


         Attest:                          CSX CORPORATION



         /s/ Rachel E. Geiersbach         By/s/ William H. Sparrow
         Asst. Secretary                    Vice President - Financial
                                            Planning

         Attest:                          GREEN ACQUISITION CORP.



         /s/ Alan A. Rudnick              By/s/ Paul R. Goodwin
         Asst. Secretary                    CFO and Treasurer


         Attest:                          COMMERCIAL NATIONAL BANK,
                                          AGENT FOR DEPOSIT GUARANTY
                                          NATIONAL BANK



         /s/ Malcolm F. Stadtlander       By/s/ Linda H. Trichel
         Trust Officer                      Linda H. Trichel
                                            Trust Officer





         No.________________                                   EXHIBIT A
                                                          _______ Shares

                             VOTING TRUST CERTIFICATE
                                       FOR
                                   COMMON STOCK
                                        OF
                                   CONRAIL NC.
                          INCORPORATED UNDER THE LAWS OF
                            THE STATE OF PENNSYLVANIA


                   THIS IS TO CERTIFY that __________ will be entitled,

         on the surrender of this Certificate, to receive on the termi-

         nation of the Voting Trust Agreement hereinafter referred to,

         or otherwise as provided in Paragraph 8 of said Voting Trust

         Agreement, a certificate or certificates for __________ shares of the Common Stock, $1.00 par value, of Conrail Inc., a Penn-

         sylvania corporation (the "Company").  This Certificate is is-

         sued pursuant to, and the rights of the holder hereof are sub-

         ject to and limited by, the terms of a Voting Trust Agreement,

         dated as of October 15, 1996, executed by CSX Corporation, a

         Virginia corporation, Green Acquisition Corp., a Pennsylvania corporation, and Deposit Guaranty National Bank, as Trustee (as

         it may be amended from time to time, the "Voting Trust Agree-

         ment"), a copy of which Voting Trust Agreement is on file in the office of said Trustee at One Deposit Guaranty Plaza, 8th

         Floor, Jackson, Mississippi 39201 and open to inspection of any stockholder of the Company and the holder hereof.  The Voting

         Trust Agreement, unless earlier terminated (or extended) pursu-

         ant to the terms thereof, will terminate on December 31, 2016,

         so long as no violation of 49 U.S.C. Section 11323 will result from such termination.
                                       -2-





                   The holder of this Certificate shall be entitled to

         the benefits of said Voting Trust Agreement, including the right to receive payment equal to the cash dividends, if any,

         paid by the Company with respect to the number of shares repre-

         sented by this Certificate.


                   This Certificate shall be transferable only on the

         books of the undersigned Trustee or any successor, to be kept by it, on surrender hereof by the registered holder in person or by attorney duly authorized in accordance with the provi-

         sions of said Voting Trust Agreement, and until so transferred,

         the Trustee may treat the registered holder as the owner of this Voting Trust Certificate for all purposes whatsoever, un-

         affected by any notice to the contrary.


                   By accepting this Certificate, the holder hereof

         assents to all the provisions of, and becomes a party to, said

         Voting Trust Agreement.


                   IN WITNESS WHEREOF, the Trustee has caused this Cer-

         tificate to be signed by its officer duly authorized.


         Dated:

                                            DEPOSIT GUARANTY
                                            NATIONAL BANK




                                            By_________________________
                                              Authorized Officer
                                       -3-




                    [FORM OF BACK OF VOTING TRUST CERTIFICATE]


                   FOR VALUE RECEIVED ___________________ hereby sells,

         assigns, and transfers unto __________ the within Voting Trust

         Certificate and all rights and interests represented thereby,

         and does hereby irrevocably constitute and appoint ____________

         Attorney to transfer said Voting Trust Certificate on the books of the within mentioned Trustee, with full power of substitu-

         tion in the premises.



                                            ___________________________


         Dated:

         In the Presence of:



         ___________________________